As filed with the Securities and Exchange Commission on December 22, 2025

Registration No. 333-284961

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8/A

Post-Effective Amendment No. 1

To Form S-8

Registration Statement

Under the Securities Act of 1933

NEW ERA ENERGY & DIGITAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	99-3749880
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4501 Santa Rosa Dr.

Midland, TX 79707

(Address of principal executive offices, including zip code)

New Era Helium Inc. 2024 Equity Incentive Plan

(Full Title of the Plan)

E. Will Gray II

Chief Executive Officer

4501 Santa Rosa Dr.

Midland, TX 79707

(Name and address of agent for service

(432) 695-6997

(Telephone number, including area code, of agent for service)

copy to:

Alexandria Kane, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Phone (212) 407-4017

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”,” accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

**New Era Energy & Digital Corp.

New Era Helium Inc. 2024 Equity Incentive Plan

Explanatory Note.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-284961) is being filed solely to correct the hyperlink to Exhibit 10.1, the New Era Helium Inc. 2024 Equity Incentive Plan which was inadvertently linked incorrectly in the original Registration Statement filed on February 14, 2025.

No other changes have been made to the Registration Statement. This Post-Effective Amendment does not modify the number of securities registered, the plan pursuant to which such securities may be issued, or any other disclosure contained in the Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit 10.1 to the Exhibit Index to the Registration Statement is revised as follows:

Exhibit No.	Identification of Exhibit
10.1	New Era Helium Inc. 2024 Equity Incentive Plan (previously filed and incorporated by reference; hyperlink corrected hereby).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 22nd day of December, 2025.

New Era Energy Energy & Digital, Inc.

By:	/s/ E. Will Gray II
E. Will Gray II, Chairman of the Board and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Will Gray II and Michael Rugen, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of December, 2025:

Signature	Title

/s/ E. Will Gray II
E. Will Gray II	Chairman of the Board, Chief Executive Officer and Director

II-2